Exhibit 6.7

THE SECURITIES REPRESENTED BY OR PURCHASABLE UNDER THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF.  THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

STOCK PURCHASE WARRANT

COMMON STOCK

STOCOSIL, INC.

THIS CERTIFIES that, for value received, DAEWOONG PHARMACEUTICALS CO., LTD., or assigns (“Holder”) is entitled, subject to the terms set forth below, to purchase from STOCOSIL, INC. (the “Company”), a Delaware corporation doing business in California, Five Hundred Thousand (500,000) shares of Common Stock (“Founders Shares”) of the Company or ten percent (10%) of the total Founders Shares already issued or to be issued, as constituted on the date hereof, upon surrender of this Warrant, at the principal office of the Company referred to below, with the Notice of Exercise attached hereto duly executed, and simultaneous payment in cash, check or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 1.a below. The term “Warrant” as used herein shall include this Warrant, which is one of a series of warrants issued for the Common Stock (“Founders Shares”) of the Company, and any warrants delivered in substitution or exchange therefor as provided herein.

1.                     Term of Warrant; Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing upon completion of the Clinical Trials and submission of NDA for the Product with the US FDA by STOCOSIL and five (5) years thereafter (the Warrant Expiration Date”), and shall be void thereafter.

a.
Exercise Price. The Exercise Price at which this Warrant may be exercised shall be $400 for five hundred thousand (500,000) shares of the Common Stock (“Founders Shares”) of the Company or ten percent (10%) of the total Founders Shares already issued or to be issued by the Company. The Company represents and warrants that the Company is authorized to issue only five million (5,000,000) shares of the Founders Shares of the Company in total.

2.                      Exercise of Warrant.

(a)           The purchase rights represented by this Warrant are exercisable by the Holder in whole, or in part, at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash or by check acceptable to the Company.

(b)           This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date.  As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise.  In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

3.                      No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each share may be purchased hereunder shall be paid in cash to the holder of this Warrant.

4.                      Charges, Taxes and Expenses.  Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any U.S. issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant or in such name or names as may be directed by the Holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

5.                      No Rights as Stockholders.  This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company prior to the exercise thereof.

6.                      Exchange, Transfer and Registry of Warrant.    The Company is exchangeable, upon the surrender hereof by the registered holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated of such exchange.  The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Warrant.  This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

7.                      Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

8.                      Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

9.                      Transferability and Nonnegotiability of Warrant.  This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company).  Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Act” or “Securities Act”), title to this Warrant may be transferred by endorsement (by the Holder and transferee executing the Assignment Form and transferee executing the Investment Representation Statement annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

10.                      Compliance with Securities Laws.

(a)           The Holder of this Warrant represents and warrants that this Warrant and the shares of Common Stock or Common Stock to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock or Common Stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock or Common Stock so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

(b)           This Warrant and all shares of Common Stock or Common Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any other legend required by state securities laws or the terms of this Warrant):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, SUCH SECURITIES AND ANY SECURITIES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY OTHER APPLICABLE LAWS.

11.                       Early Termination and Dilution.

(a)           Merger, Sale of Assets, etc.   If all or any portion of this Warrant is exercised subsequent to a merger, consolidation, exchange of shares, reorganization, or other similar event (“change in Control”) occurring after the date hereof, as a result of which shares shall be changed into cash, other property, or the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, the Holder exercising this Warrant shall receive, for the exercise price, the aggregate amount of cash or other property and the aggregate number of shares and class of securities which the Holder would have received if the Warrant was exercised immediately before the Change in Control.  If an adjustment under this section would create a fractional share or a right to acquire a fractional share, the fractional share will be rounded up to, and issued as, a whole share.  If, pursuant to a Change of Control event, the shares shall be exchanged solely for cash (in such case, a “Triggering Event”), then (i) the Company shall give the Holder written notice describing the material terms and conditions of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify the holder of this Warrant of the final approval of such transaction and (ii) the Holder shall have the Warrant Repurchase Rights described in Section 13 below.

(b)           Reclassification, etc.  If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.  If shares of the Company's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the purchase price under this Warrant shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares and the number of shares of Common Stock purchasable under this Warrant shall be proportionally increased in the case of a subdivision and decreased in the case of combination, in all cases by the ratio which the total number of shares of Common Stock to be outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(c)           Cash Distributions.  No adjustment on account of cash dividends or interest on the Company's Common Stock or other securities purchasable hereunder will be made to the purchase price under this Warrant.

(d)           Authorized Shares.  The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock (and shares of its Common Stock for issuance on conversion of such Common Stock) a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant.

12.	Registration Rights.

(a)           Registration Rights. Upon exercise of the Warrant, the Holder shall have and be entitled to exercise, together with all other holders of Registrable Securities possession registration rights under any investors’ rights Agreement in effect between the Company and the parties who have executed the counterpart signature pages thereto or are otherwise bound thereby (the “Investor’ Rights Agreement”), the rights of registration granted under the Investors’ Rights Agreement to Registrable Securities (with respect to the shares of common stock issuable upon conversion of the Common Stock issuable upon exercise of this Warrant).  By its receipt of this Warrant, Holder agrees to be bound by the Investor’ Rights Agreement

(b)           Piggyback Registration Rights. The Company covenants and agrees with the Holder that if no Investors’ Rights Agreement is in effect, at any time within the period commencing on the date of this Agreement and ending on the Warrant Expiration Date, when the Company proposes to file a Registration Statement with respect to any class of security under the Securities Act of 1933 Act in a primary registration on behalf of the Company, or effect an initial public offering of any class of security on a non-U.S. exchange, and the registration from (the “Registration Statement”) to be used may be used for registration of the Common Stock, the Company will give prompt written notice to , the Holder at the address appearing on the records of the Company of its intention to file Registration Statement and ill offer to include in such Registration Statement to the maximum extent possible such number of Common Stock of Holder with respect to which the Company has received written requests for inclusion therein within ten (10) days after the receipt of notice from the Company.  All registrations requested pursuant to this Section 10(a) are referred to herein as “Piggyback Registrations”.  The Holder will be entitled to three Piggyback Registrations under this Agreement.  The inclusion of any shares in a Registration Statement upon the request of a Holder shall count as one Piggyback Registration.

(c)           Priority on Registrations. If a Piggyback Registration includes an underwritten registration and the underwriter(s) for the offering being registered by the Company shall determine in good faith and advise the Company in writing that in its/their opinion the number of Common Stock requested to be included in such registration exceeds the number that can be sold in such offering without materially adversely affecting the distribution of such securities by the Company, the Company will include in such registration (A) first, the securities that the Company proposes to sell and (B) second, other securities requesting registration (including the Shares), apportioned pro rata among the Holder and the holders of other securities requesting registration.

(d)           Action to be Taken by the Company.  In connection with the registration of Shares in accordance with paragraph (a) of this Section, the Company agrees to:

(i)           Bear the expenses of any registration or qualification under paragraph (a) of this Section 12; and

(ii)           Use its best efforts to register or qualify the Common Stock for offer or sale under state securities or Blue Sky laws of jurisdictions in which the Holder shall reasonably request and to do any and all other acts and things which may be necessary or advisable to enable the Holder to consummate the proposed sale, transfer or other disposition of such securities in any jurisdiction;

(iii)           Enter into a cross-indemnity agreement, in customary from, with each underwriter, if any, and each holder of securities included in such Amendment or Registration Statement; and

(iv)           To provide, at the request of the Holder, legal opinions required for the sale of Shares, including legal opinion  relating to applicable prospectus delivery requirement’ and opinions relating to the sale of Shares in accordance with exemptions from federal and state securities laws.

(e)           For purpose of this Section 12, the term “Financing Effort” shall mean a financing undertaken by the Company pursuant to a filed registration statement or pursuant to an executed letter of intent or similar agreement whereupon the Company reasonably contemplates the commencement of marketing with fourteen (14) days from the date thereof.  Nothing in this Section 12, however, shall be deemed to require the Company to register the Warrant, it being understood that the registration rights granted hereby relate only to the Common Stock issuable or issued upon exercise of the Warrant and any securities issued in substitution or exchange therefor.

13.	Miscellaneous.

a.
Issue Date.  The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof.  This Warrant shall be binding upon any successors or assigns of the Company.  This Warrant shall constitute a contract under the laws of the State of California and for all purposes shall be construed in accordance with and governed by the laws of said state.

b.	Restrictions. The Holder hereof acknowledges that the Common Stock acquired upon the exercise of this Warrant may have restrictions upon its resale imposed by state and federal securities laws.

c.
Holding Period: The Holder agrees that the Common Stock acquired upon the exercise of the Warrant may not be traded prior to 365 days after the effective date of the registration statement filed by the Company.

d.
Waivers and Amendments.  Any term of this Warrant may be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 13 shall be binding upon the Holder, any transferee thereof and the Company; provided, however, that such amendment must apply to all such Holders equally and ratably in accordance with the number of shares of Common Stock issuable upon exercise of their Common Stock Warrants.  The Company shall promptly give notice to all Holders of Common Stock Warrants of any amendment effected in accordance with this Section 13.

IN WITNESS WHEREOF, STOCOSIL, INC. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  Feb. 27th , 2015

STOCOSIL, INC                                                                DAEWOONG Pharmaceuticals Co. Ltd

By:____________________________.                      __________________________________

Chief Executive Officer                                                     CEO, President

NOTICE OF EXERCISE

To:           STOCOSIL, INC.

(1)           The undersigned hereby (A) elects to purchase five hundred thousand (500,000) shares of Common Stock of STOCOSIL, INC. pursuant to the provisions of Section 2.a of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2)           In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock or Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws and hereby executes and delivers the Investment Representation Statement annexed to the Warrant.

(3)           Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as specified below (provided such transferee has executed the Assignment Form and Investment Representation Statement annexed to the Warrant:

__________________________
(Name)

__________________________
(Name)

(4)           Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below (provided such transferee has executed the Assignment Form and Investment Representation Statement annexed to the Warrant:

__________________________
(Name)

_____________________                                                 __________________________
(Date)                                                                                                (Signature)

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock (or Common Stock) set forth below:

Name of Assignee                                                                Address                                                      No. of Shares

and does hereby irrevocable constitute and appoint _______________________ Attorney to make such transfer on the books of STOCOSIL, INC., maintained for the purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws and such assignment is subject to and conditioned upon Assignee’s execution of the Investment Representation Statement annexed to the Warrant.  Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shallconfirm in writing the representations and warranties set forth in the Warrant and the Investment Representation Statement..

Dated: ___________________________

______________________________

Signature of Holder

___________________________________

(Signature of Assignee)